UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	33-0580106
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 La Terraza Boulevard
Escondido, California	92025-3873
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-179872

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.           Description of Registrant’s Securities to be Registered.

Realty Income Corporation (the “Company”)  hereby incorporates by reference herein the description of its 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock (the “Class F Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Class F Preferred Stock” in the Company’s prospectus supplement, dated April 12, 2012, to the prospectus, dated March 2, 2012 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-179872) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), the related information under the heading “General Description of Preferred Stock” in the Prospectus and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Class F Preferred Stock is listed on the New York Stock Exchange.

Item 2.           Exhibits.

Exhibit Number	Description

3.1

Articles of Incorporation of the Company, as amended by amendment No. 1 dated May 10, 2005, amendment No. 2 dated May 10, 2005 (filed as exhibit 3.1 to the Company’s Form 10-Q for the quarter ended June 30, 2005, and incorporated herein by reference) and amendment No. 3 dated July 29, 2011 (filed as exhibit 3.1 to the Company’s Form 8-K, filed on August 2, 2011 and dated August 1, 2011 and incorporated herein by reference).

3.2

Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Form 8-K, filed on December 13, 2007 and dated December 12, 2007 and incorporated herein by reference), as amended on May 13, 2008 (amendment filed as exhibit 3.1 to the Company’s Form 8-K, filed on May 14, 2008 and dated May 13, 2008, and incorporated herein by reference).

3.3

Articles Supplementary to the Articles of Incorporation of the Company classifying and designating the 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock (filed as exhibit 3.5 to the Company’s Form 8-A, filed on December 5, 2006 and incorporated herein by reference).

3.4

Articles Supplementary to the Articles of Incorporation of the Company classifying and designating 14,950,000 shares of the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated February 3, 2012 (the “First Class F Articles Supplementary”) (filed as exhibit 3.1 to the Company’s Form 8-K, filed on February 3, 2012 and incorporated herein by reference).

3.5

Certificate of Correction to the First Class F Articles Supplementary, dated April 11, 2012 (filed as exhibit 3.2 to the Company’s Form 8-K, filed on April 17, 2012 and incorporated herein by reference).

3.6

Articles Supplementary to the Articles of Incorporation of the Company classifying and designating 1,400,000 shares of the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock, dated April 17, 2012 (filed as exhibit 3.3 to the Company’s Form 8-K, filed on April 17, 2012 and incorporated herein by reference).

4.1

Form of Specimen Stock Certificate representing the 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock (filed as exhibit 4.1 to the Company’s Form 8-K, filed on February 3, 2012 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REALTY INCOME CORPORATION
(Registrant)

April 17, 2012	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel
and Secretary